Exhibit 99.1

Media Contact: Travis Parman, Travis.Parman@appharvest.com
Investor Contact: Kaveh Bakhtiari, AppHarvestIR@appharvest.com

AppHarvest announces Q2 2022 results showing continued improvements in core operations, progress to quadruple farm network and securing nondilutive expansion capital

Company achieves net sales of $4.4 million on 6.0 million pounds of tomatoes sold in Q2 2022, a 39% YoY increase

AppHarvest secures $50 million USDA-backed loan, one of largest ever supporting controlled environment agriculture (CEA)

Company confirms no damage to facilities from recent flooding in Eastern Kentucky

MOREHEAD, Ky., August 3, 2022 -- AppHarvest, Inc. (NASDAQ: APPH, APPHW), a sustainable food company, public benefit corporation and Certified B Corp building some of the world’s largest high-tech indoor farms to grow affordable, nutritious fruits and vegetables at scale while providing good jobs in Appalachia, today announced its operating and financial results for the quarter ending June 30, 2022, showing continued improvements in core operations and progress to quadruple its farm network and diversify its produce offerings by the end of the year.

Second Quarter 2022 Results

For the second quarter 2022, net sales were $4.4 million on 6.0 million pounds of tomatoes sold with a net sales price of 72 cents per pound versus net sales of $3.1 million on 8.6 million pounds of tomatoes sold with a net sales price of 36 cents per pound in the second quarter of 2021. That represents a nearly 40% increase in quarterly net sales year over year. The improvement was driven by a stronger overall market for tomato pricing, a more favorable mix of premium tomatoes, expanded product variety commanding higher prices, enhanced training and productivity improvements and a lower distribution fee percentage versus the second quarter 2021, which helped offset the reduced yield from the plant health issue discussed in the first quarter 2021 earnings call.

In the second quarter of 2022, the company recorded a net loss of $28.7 million and non-GAAP Adjusted EBITDA loss of $17.9 million in line with expectations while the company continues to expect to rapidly expand its farm network, compared to a prior year net loss of $32.0 million and non-GAAP Adjusted EBITDA loss of $22.6 million. See reconciliation of the non-GAAP measure at the end of this news release.

“Our food system remains broken, and continued food security issues, inflation and commodity price increases have only heightened interest in CEA as a more sustainable solution to decrease U.S. reliance on imported fruits and vegetable,” said AppHarvest Founder & CEO Jonathan Webb. “With the largest CEA build out in the U.S. supported in part by nondilutive capital such as our recently announced USDA-backed loans, we believe the company is well positioned to demonstrate the value of this approach to more sustainable agriculture.”

Operations
The company continued to drive improved operating metrics at Morehead in the second quarter of 2022, resulting in increased tomato quality, lower distribution fee percentage and enhanced labor productivity versus the same quarter last year.

“Our team’s continued focus on training, quality and execution drove significantly better results compared to the prior year, as our second quarter net sales rose nearly 40%,” said AppHarvest Chief Operating Officer Julie Nelson. “Our percentage of premium tomatoes has continued to improve, and our net sales price per pound doubled from the prior year, demonstrating our ability to successfully navigate the challenging inflationary environment. Recruitment efforts to ramp up staffing at our three new planned farms are robust, and we will apply lessons learned from Morehead to drive more productivity across our rapidly expanding farm network.”

Development

AppHarvest continued to show strong progress on its strategy to quadruple its number of farms by year-end and to diversify its produce portfolio to include salad greens and berries. The 15-acre Berea, Ky., salad greens facility is about 91% complete. The 60-acre Richmond, Ky., tomato facility is approximately 86% complete. A 30-acre Somerset, Ky., berry facility is approximately 84% complete.

Exhibit 99.1
The company continues to expect all three farms to be operational by year-end unless affected by supply-chain disruptions, and the net sales for the full-year 2022 outlook are adjusted to reflect current expected timing on initial commercial shipments from the new farms.

AppHarvest continues to make progress on its plans with Mastronardi Produce Ltd. to explore a FarmCo joint venture under which AppHarvest could benefit from a broader national footprint and additional network scale. The companies are in exclusive discussions with an institutional investor who has expressed interest in becoming a partner in FarmCo. While considerate due diligence and negotiation of terms is still outstanding, if a FarmCo transaction can be completed, it could have the benefit of securing additional capital for adding farm acreage.

AppHarvest secures $50 million USDA loan guarantee, one of largest ever supporting CEA

AppHarvest secured new sources of non-dilutive capital through two USDA loan guarantees announced August 1, totaling $50 million. The arrangement guarantees loans from the Greater Nevada Credit Union that will help fund construction of AppHarvest’s 30-acre Somerset, Ky., high-tech indoor berry farm.

“The Biden-Harris administration is steadfastly committed to lessening the effects of climate change and improving domestic food security. The partnerships we have with AppHarvest further those commitments while helping to create well-paying jobs in rural Kentucky. Rural Development’s $50 million loan guarantee with AppHarvest will bring higher wages to rural Kentuckians and nutritious, locally grown food to America,” said Dr. Tom Carew, USDA Rural Development Kentucky State Director.

Balance Sheet and Liquidity

As of June 30, 2022, cash and cash equivalents were $50.9 million, with over $40 million in total availability on credit facilities. During the quarter, the company sold 3.1 million shares for $8.8 million dollars via the committed equity facility with B. Riley Principal Capital established in December 2021. The company estimates approximately $30 million in balance sheet cash needed to complete construction at the three new farms expected to be operational by year-end, which is expected to be offset by approximately $28 million in net proceeds estimated to be added to the balance sheet after funding escrow accounts associated with the USDA loan guarantees. The company expects to incur approximately $85 to $90 million more in capital expenditures during the remainder of the fiscal year based on the continued availability of financing on acceptable terms.
Financial Outlook

The company expects to be closer to the lower end of its guidance range and tightened its full-year 2022 net sales outlook to $20 to $25 million. The company continues to expect that its three new farms will be operational by the end of 2022, but this range accounts for potential supply chain or delays that could affect the timing of commercial shipments from the company’s three new farms under construction. The company confirmed that it had not identified any damage to its facilities from the recent flooding in Eastern Kentucky.

The company also updated its full-year 2022 outlook for Adjusted EBITDA to the range of a loss of $80 to $85 million, reflecting adjustments to the net sales outlook and higher cost of goods driven by supply chain delays and other inflationary impacts.

Conference Call and Webcast

AppHarvest will host a webcast and conference call today at 4:30 p.m. ET to discuss its second quarter financial results and operations.

The conference call will be streamed over the internet and accessible through the “Investor Relations” section of the AppHarvest website at https://investors.appharvest.com. To join the live call, please register here for the dial-in number and a personal PIN code. An audio-only replay of the webcast will be available on the company’s website approximately 90 minutes after the end of the conference call for 30 days.

Upcoming Events

AppHarvest management plans to participate in the Canaccord Genuity Annual Growth Conference at the Intercontinental Boston Hotel in Boston, MA on Wednesday, August 10, 2022.

Details on upcoming events are available at the “Events” section of the AppHarvest Investor Relations website at https://investors.appharvest.com.

About AppHarvest AppHarvest is a sustainable food company in Appalachia developing and operating some of the world’s largest high-tech indoor farms with robotics and artificial intelligence to build a reliable, climate-resilient food system. AppHarvest’s farms are designed to grow produce using sunshine, rainwater and up to 90% less water than open-field growing, all while producing

Exhibit 99.1
yields up to 30 times that of traditional agriculture and preventing pollution from agricultural runoff. AppHarvest currently operates its flagship farm – about the size of 50 football fields – in Morehead, Ky., producing tomatoes. The company is developing a network of farms to produce a variety of vine crops, salad greens and berries with three more farms currently under construction that are expected to be operational by the end of 2022. For more information, visit https://www.appharvest.com/.

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP measures, such as Adjusted EBITDA, to understand and evaluate the Company’s core operating performance. The Company defines and calculates Adjusted EBITDA as net loss before the impact of interest income or expense, income tax expense or benefit, depreciation and amortization, adjusted to exclude: stock-based compensation expense, Business Combination transaction-related costs, restructuring and impairment costs, remeasurement of warrant liabilities, start-up costs for new CEA facilities, Root AI acquisition related costs and certain other non-core items. The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses this non-GAAP measure for trend analyses and for budgeting and planning purposes.

The Company believes that the use of this non-GAAP financial measure provides an additional tool for investors to use in evaluating projected operating results and trends. Other similar companies may present different non-GAAP measures or calculate similar non-GAAP measures differently. Management does not consider this non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of this non-GAAP financial measure is that it excludes significant expenses that are required to be presented in the Company’s GAAP financial statements. Because of this limitation, you should consider Adjusted EBITDA alongside other financial performance measures, including net loss and the Company’s other financial results presented in accordance with GAAP.

Adjusted EBITDA as used in connection with the Company's 2022 outlook is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability. The Company is unable to reconcile this forward-looking non-GAAP financial measure to net income, its most directly comparable forward-looking GAAP financial measure, without unreasonable efforts, because the Company is currently unable to predict with a reasonable degree of certainty its stock-based compensation expense for 2022. In addition, the company may incur additional expenses which may impact adjusted EBITDA. Such items may include costs and expenses related to the business combination activities, income taxes and other items. The unavailable information could have a significant impact on the Company’s full year 2022 GAAP financial results.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “can,” “goal,” “target,” “strategy” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s intention to build high-tech CEA farms, the anticipated benefits of and production at such facilities, including implementation of a phased approach at each facility, timing and availability of tomatoes at top national grocery stores and restaurants, anticipated benefits of the third season harvest, terms of the anticipated FarmCo joint venture with Mastronardi, the expected closing of the FarmCo joint venture as well as its expected benefits to AppHarvest. AppHarvest’s future financial performance, as well as AppHarvest’s growth and evolving business plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the company’s Quarterly Report on Form 10-Q filed with the SEC by AppHarvest on May 3, 2022, under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Exhibit 99.1

APPHARVEST, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands except per share amounts)

	June 30, 2022	December 31, 2021
Assets
Current Assets:
Cash and cash equivalents	$50,943	$150,755
Restricted cash	48,354	25,556
Accounts receivable, net	1,289	1,575
Inventories, net	2,936	4,998
Prepaid expenses and other current assets	3,565	5,613
Total current assets	107,087	188,497
Operating lease right-of-use assets, net	4,261	5,010
Property and equipment, net	429,340	343,913
Other assets, net	23,066	16,644
Total non-current assets	456,667	365,567
Total assets	$563,754	$554,064
Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$10,671	$8,553
Accrued expenses	18,189	15,794
Current portion of lease liabilities	777	751
Current portion of long-term debt	49,717	28,020
Other current liabilities	59	119
Total current liabilities	79,413	53,237
Long-term debt, net of current portion	121,409	102,637
Lease liabilities, net of current portion	4,388	4,938
Deferred income tax liabilities	2,149	2,418
Private Warrant liabilities	541	1,385
Other liabilities	123	1,809
Total non-current liabilities	128,610	113,187
Total liabilities	208,023	166,424
Stockholders’ equity
Preferred stock, par value $0.0001, 10,000 shares authorized, 0 issued and outstanding, as of June 30, 2022 and December 31, 2021, respectively	—	—
Common stock, par value $0.0001, 750,000 shares authorized, 105,737 and 101,136 shares issued and outstanding as of June 30, 2022 and December 31, 2021, respectively	11	10
Additional paid-in capital	597,205	576,895
Accumulated deficit	(246,654)	(187,314)
Accumulated other comprehensive income (loss)	5,169	(1,951)
Total stockholders’ equity	355,731	387,640
Total liabilities and stockholders’ equity	$563,754	$554,064

Exhibit 99.1
APPHARVEST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS (Unaudited)
(In thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net sales	$4,358	$3,138	$9,522	$5,437
Cost of goods sold	14,121	15,683	27,675	22,519
	(9,763)	(12,545)	(18,153)	(17,082)
Operating expenses:
Selling, general and administrative expenses	20,225	27,467	41,264	58,956
Total operating expenses	20,225	27,467	41,264	58,956
Loss from operations	(29,988)	(40,012)	(59,417)	(76,038)
Other income (expense):
Interest expense from related parties	—	—	—	(658)
Interest expense	—	(88)	—	(88)
Change in fair value of Private Warrants	1,069	6,488	(260)	16,314
Other	55	105	69	461
Loss before income taxes	(28,864)	(33,507)	(59,608)	(60,009)
Income tax benefit (expense)	159	1,491	268	(522)
Net loss	(28,705)	(32,016)	(59,340)	(60,531)

Other comprehensive income (loss):
Net unrealized gains (losses) on derivatives contracts, net of tax	2,760	(1,843)	7,120	(2,512)
Comprehensive loss	$(25,945)	$(33,859)	$(52,220)	$(63,043)

Net loss per common share:
Basic and diluted	$(0.28)	$(0.32)	$(0.58)	$(0.67)
Weighted average common shares outstanding:
Basic and diluted	103,098	100,084	102,215	90,460

Exhibit 99.1
APPHARVEST, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Six Months Ended June 30,
	2022	2021
Operating Activities
Net loss	$(59,340)	$(60,531)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of Private Warrants	260	(16,314)
Deferred income tax (benefit) expense	(268)	522
Depreciation and amortization	6,176	4,602
Fixed asset impairment	1,070	—
Stock-based compensation expense	12,028	19,677
Rent expense in excess of payments	52	6
Changes in operating assets and liabilities
Accounts receivable	286	(725)
Inventories, net	2,062	2,045
Prepaid expenses and other current assets	2,048	(3,744)
Other assets, net	(569)	(12,444)
Accounts payable	708	998
Accrued expenses	(2,121)	1,983
Other current liabilities	3	(24)
Other non-current liabilities	(29)	469
Net cash used in operating activities	(37,634)	(63,480)
Investing Activities
Purchases of property and equipment	(87,585)	(73,373)
Purchases of property and equipment from a related party	—	(122,911)
Cost of acquisition, net of cash acquired	—	(9,756)
Net cash used in investing activities	(87,585)	(206,040)
Financing Activities
Proceeds from Business Combination and PIPE Shares, net	—	448,500
Proceeds from debt	42,315	75,000
Payments on long-term debt	(1,875)	—
Debt issuance costs	—	(656)
Payments on financing obligation to a related party	—	(2,089)
Proceeds from stock options exercised	57	35
Proceeds from Employee Stock Purchase Plan	211	—
Payments of withholding taxes on restricted stock conversions	(1,322)	(108)
Proceeds from issuance of common stock	8,819	—
Net cash provided by financing activities	48,205	520,682
Change in cash and cash equivalents	(77,014)	251,162
Cash, cash equivalents and restricted cash at the beginning of period	176,311	21,909
Cash, cash equivalents and restricted cash at the end of period	99,297	273,071
Less restricted cash at the end of the period	48,354	—
Cash and cash equivalents at the end of the period	$50,943	$273,071
Non-cash Activities:
Fixed assets purchases in accounts payable	$1,410	$2,058
Fixed assets purchases in accrued liabilities	$4,516	$8,201
Operating lease right-of-use assets and liabilities	$237	$1,055

Exhibit 99.1
APPHARVEST, INC. AND SUBSIDIARIES
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(In millions)

	Three Months Ended		Six Months Ended
(Dollars in millions)	June 30, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net loss	$(28.7)	$(32.0)	$(59.3)	$(60.5)
Interest expense from related parties	—	—	—	0.7
Interest expense	—	0.1	—	0.1
Interest income	(0.2)	(0.1)	(0.3)	(0.1)
Income tax (benefit) expense	(0.2)	(1.5)	(0.3)	0.5
Depreciation and amortization expense	3.1	2.8	6.2	4.6
EBITDA	(26.0)	(30.7)	(53.7)	(54.8)
Change in fair value of Private Warrants	(1.1)	(6.5)	0.3	(16.3)
Stock-based compensation expense	6.0	13.4	12.0	19.7
Transaction success bonus on completion of Business Combination	—	—	—	1.5
Restructuring and impairment costs	2.3	—	4.2	—
Start-up costs for new CEA facilities(1)	0.9	—	1.3	—
Business Combination transaction costs	—	0.5	—	13.8
Root AI acquisition costs(2)	—	0.6	—	1.0
Adjusted EBITDA	$(17.9)	$(22.6)	$(35.9)	$(35.1)
(1) Start-up costs are related to the pre-commencement commercial activities for tomatoes, salad greens and berries at the Richmond, Berea and Somerset CEA facilities
(2) The acquisition of Root AI occurred on April 7, 2021